Exhibit 99.1 1 NewtekOne, Inc. Reports 1Q26 Basic and Diluted EPS of $0.43 Year-Over-Year Basic and Diluted EPS Growth Were 19% and 23% Boca Raton, Fla., April 30, 2026 - NewtekOne, Inc. (the "Company") (Nasdaq: NEWT) reports its financial and operating results for the three months ended March 31, 2026. Financial Highlights for the three months ended March 31, 2026: • For the three months ended March 31, 2026 ("1Q26"), basic and diluted earnings per share ("EPS") were $0.43 and $0.43 vs. $0.36 and $0.35, respectively, for the three months ended March 31, 2025 ("1Q25"), which reflect Y/Y increases of 19.4% and 22.9%. • Book value per common share ended 1Q26 at $12.36, up Y/Y and Q/Q by 15.2% and 1.4%, respectively. • Tangible book value per common share1 ended 1Q26 at $11.85, up Y/Y and Q/Q by 16.5% and 1.5%, respectively. • Net interest income for 1Q26 was $17.2 million, a 23.6% increase from $13.9 million for 1Q25. • Net income before taxes for 1Q26 was approximately $17.1 million, up 46.7% from $11.6 million for 1Q25. • The efficiency ratio1 was 62.4% for 1Q26 compared to 62.1% for 1Q25. • Newtek Bank, N.A.'s ("Newtek Bank" or the "Bank") efficiency ratio1 was 40.0% for 1Q26 compared to 48.2% for 1Q25 • Return on average assets (“ROAA”)1 was 1.96% for 1Q26 compared to 1.81% for 1Q25. • Return on average equity ("ROAE")1 was 12.5% for 1Q26 compared to 12.2% for 1Q25. • Return on average tangible common equity (“ROTCE”)1 was 14.8% for 1Q26 compared to 13.8% for 1Q25. Selected Balance Sheet and Other Highlights for 1Q26 • Business deposits at Newtek Bank increased $37 million, or 9% Q/Q, and $173 million, or 66% Y/Y, while core consumer deposits grew $392 million, or 38% Q/Q, and $668 million, or 88% Y/Y. • Newtek Bank opened more than 10,000 deposit accounts in 1Q26, which was the second consecutive quarter of record deposit account openings.

Exhibit 99.1 2 • Since the acquisition of Newtek Bank in early 2023, roughly 54% of Newtek Bank's business lending clients have opened a business deposit account. In addition, since February 2024 when we initiated offering life insurance to Newtek Bank business lending clients, 25% of those clients have purchased life insurance policies through Newtek Insurance Agency. • Insured deposits comprised 78% of deposits. • Closed a $295 million securitization backed by $342 million of Alternative Loan Program (“ALP”) loans (also referred to as C&I long amortizing loans ("C&I LA Loans")). The securitization, NALP Business Loan Trust 2026-1, was the Company’s fourth asset-backed securitization secured by ALP loans and is the Company’s 17th and largest rated securitization. All of the Company’s prior securitizations have maintained their initial investment-grade ratings or been upgraded and have never been on credit watch. The securitization was roughly ten times oversubscribed with 32 institutions purchasing the securitization notes. • Retired $95 million of fixed rate senior unsecured notes. • Originated $86 million of C&I LA Loans in 1Q26 compared to $69 million in 1Q25. • Originated $202 million of SBA 7(a) loans in 1Q26 compared to $213 million for 1Q25. In addition, the Company sold $96 million of guaranteed portions of SBA 7(a) loans in 1Q26. • Originated $29 million of SBA 504 loans in 1Q26 compared to $17 million in 1Q25. In addition, the Company sold $14 million of SBA 504 loans in 1Q26 compared to $13 million in 1Q25. • Originated $36 million and $26 million of CRE and C&I loans HFI in 1Q26 compared to $41 million and $23 million in 1Q25. Post 1Q26 Highlights • On April 1, 2026, the Company paid a dividend on the Company’s outstanding Series B Preferred in the amount of $21.25 per Preferred Share, or $0.53125 per depositary share, which is equivalent to 1/40th of the dividend on the Preferred Shares. • On April 1, 2026, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. • The Company's subsidiary, Newtek ALP Holdings, paid down to $0 two credit facilities that it had used to fund originations of C&I LA Loans. Because C&I LA Loans are now being originated by Newtek Bank and funded with deposits, the two credit facilities will no longer be utilized. Commenting on quarterly results, trends, and activity, Barry Sloane, CEO, President, and Chairman, said, “We are pleased to report basic and diluted EPS of $0.43 and $0.43 for 1Q26, which reflect increases of 19% and 23% over 1Q25 basic and diluted EPS of $0.36 and $0.35, respectively, and within our 1Q26 EPS guidance range of $0.37- $0.47. We remain comfortable with our 2026 EPS guidance range of $2.15-$2.55. In addition, we are establishing a target of 10% EPS growth for 2027, which implies an EPS range of $2.40-$2.80 for 2027. Even with the first quarter typically being the seasonally weakest of the year, we generated robust 1Q26 profitability with ROAA and ROTCE of 1.96% and 14.8%, respectively, up from 1.81% and 13.8% for 1Q25. From a credit quality perspective, we were encouraged by a second consecutive quarter of stable nonperforming loans ("NPLs") at Newtek Bank, with NPLs of approximately $53.4 million at the end of 3Q25, $56.4 million at the end of 4Q25, and $54.0 million at the end of 1Q26. We are monitoring the trend of stability as the Bank's loan portfolio, with a weighted average life of roughly 18 months, is still climbing the default curve, which typically flattens when the weighted average life of the portfolio reaches 36 months. We are reserving for that climb, and the CECL calculation/allowance for credit losses takes projected seasoning of the loan portfolio into account. In addition, year-over-year balance sheet growth was strong with assets up 35%, loans up 24%, and deposits up a substantial 92%. “We experienced several positive developments in the first quarter of 2026 starting with the January securitization of C&I LA Loans, which was roughly 10x oversubscribed and distributed across 32 purchasers of the $295 million of

Exhibit 99.1 2 securitized notes. We were also encouraged to see a record 961 loan units originated in 1Q26 despite a slower start to the quarter as we implemented process improvements. Those improvements, which include the use of AI in the origination, underwriting and closing processes, have dramatically reduced the time and cost to close a loan, which benefits borrowers with faster access to capital and lower closing costs, while we gain operating efficiencies and the ability to attract higher-quality credits. We believe these technological advances position us to capture incremental market share, increase loan origination volumes, and further diversify our loan portfolio. We believe that the $391 million of loan production in 1Q26 is a good first step as we progress toward our objective of originating $1.8 billion of loans in 2026. “The third positive development to highlight is the shift from originating C&I LA Loans at the holding company to originating them out of Newtek Bank. We had been funding C&I LA Loans with revolving warehouse credit facilities at the holding company's non-bank subsidiary and, as of 1Q26, are now originating and funding C&I LA Loans at the Bank with deposits. Funding C&I LA Loans at the Bank is logistically and economically more attractive, and I would note does not preclude us from continuing to issue securitizations collateralized by C&I LA Loans. In addition, funding C&I LA Loans at the Bank diversifies the Bank's loan portfolio with higher quality, wider margin loans and decreases the proportion of unguaranteed SBA 7(a) loans within the Bank's loan portfolio, which approximated 32% of total loans for 1Q26 compared to 36% for 4Q25 and 45% for 1Q25. On our conference call later this afternoon, we plan to discuss the multiple benefits of originating and funding C&I LA Loans within Newtek Bank as opposed to using warehouse credit facilities and securitization exits at the holding company non- bank subsidiary. “On the deposit front, we continue to have great success in attracting deposits. Newtek Bank’s deposits nearly doubled on a year-over-year basis, growing $833 million from $966 million for 1Q25 to end 1Q26 at almost $1.9 billion. On a quarter-over-quarter basis, deposits increased $440 million, or 31%. Both business and consumer deposits are contributing to growth, with business deposits up 9% Q/Q and 66% Y/Y and consumer deposits up 38% Q/Q and 88% Y/Y. We believe our deposits thesis is playing out. Unlike the vast majority of the banking industry, we are paying depositors a market rate of interest and, in addition, for business customers, giving them a valuable tool, the Newtek Advantage® business portal, to help them manage their businesses." Mr. Sloane added, "In January, we celebrated our three-year anniversary of converting to a technology-enabled financial holding company, which improved our ability to deliver our value proposition to our independent business owner clients while allowing us to diversify our funding sources, reduce our funding costs, and generate value for our investors. NewtekOne is more than just an SBA lender; Newtek Bank intends to continue diversifying its loan portfolio in 2026 and beyond offering C&I LA Loans, SBA 504 loans, CRE and C&I loans and SBA 7(a) loans. With our technology-enabled platform, we believe that NewtekOne looks different than the vast majority of our competitors. We believe we have created meaningful franchise value in transforming a sixty year old single-branch bank in Flushing, New York, with an antiquated operating model, into a branchless digital bank. We believe that NewtekOne has demonstrated, in a relatively short period of time, the ability to raise deposits and make loans digitally and to provide value-added payroll, insurance, and real-time payment solutions to its clients. We have spent the past two-plus decades developing our strategy and business and financial solution product offerings and believe financial institutions should be providing the helpful and necessary technologies like we offer to the independent business owner universe in the United States." First Quarter 2026 Conference Call and Webcast A conference call to discuss the first quarter 2026 financial and operating results will be hosted by Barry Sloane, Chief Executive Officer, President and Chairman, and Frank M. DeMaria, Chief Financial Officer, today, Thursday, April 30, 2026, at 4:30 p.m. ET.

Exhibit 99.1 3 Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. First Quarter 2026 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. First Quarter 2026 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: Banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the period ended March 31, 2026. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update

Exhibit 99.1 4 forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward- looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com

Exhibit 99.1 5 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) March 31, 2026 December 31, 2025 (unaudited) ASSETS Cash and due from banks $ 5,222 $ 4,196 Restricted cash (amounts related to VIEs of $6.3 million and $6.3 million, respectively) 22,195 26,477 Interest bearing deposits in banks 375,599 279,618 Total cash and cash equivalents 403,016 310,291 Debt securities available-for-sale, at fair value 15,843 16,829 Loans held for sale, at fair value 769,225 971,837 Loans held for sale, at LCM 20,395 26,532 Loans held for investment, at fair value (amounts related to VIEs of $187.0 million and $198.4 million, respectively) 264,011 281,198 Loans held for investment, at amortized cost, net of deferred fees and costs 988,269 896,689 Allowance for credit losses (46,721) (45,226) Loans held for investment, at amortized cost, net 941,548 851,463 Federal Home Loan Bank and Federal Reserve Bank stock 4,572 4,234 Settlement receivable 51,512 438 Residuals in securitizations, at fair value 197,501 76,701 Joint ventures and other non-control investments, at fair value (cost of $36,294 and $36,692), respectively 43,213 47,719 Goodwill and intangibles 14,561 14,597 Right of use assets 2,683 2,790 Deferred tax asset, net 6,270 — Servicing assets, at fair value 13,622 15,358 Servicing assets, at LCM 41,698 29,564 Other assets 97,097 95,268 Total assets $ 2,886,767 $ 2,744,819 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Deposits: Noninterest-bearing $ 71,629 $ 53,873 Interest-bearing 1,787,244 1,364,535 Total deposits 1,858,873 1,418,408 Borrowings (including borrowings of VIEs of $113.9 million and $127.1 million, respectively) 550,471 819,888 Lease liabilities 2,760 2,874 Deferred tax liabilities, net — 10,728 Due to participants 27,455 52,389 Accounts payable, accrued expenses and other liabilities 42,517 42,962 Total liabilities 2,482,076 2,347,249 Shareholders' Equity:

Exhibit 99.1 6 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) March 31, 2026 December 31, 2025 Series B Preferred stock (par value $0.02 per share; 54 authorized, 50 issued and outstanding) 48,181 48,181 Common stock (par value $0.02 per share; authorized 199,980 shares, 28,846 and 28,658 issued and outstanding, respectively) 577 573 Retained earnings 101,838 94,990 Additional paid-in capital 254,101 253,830 Accumulated other comprehensive loss, net of income taxes (6) (4) Total shareholders' equity 404,691 397,570 Total liabilities and shareholders' equity $ 2,886,767 $ 2,744,819

Exhibit 99.1 7 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended March 31, 2026 December 31, 2025 March 31, 2025 (unaudited) (unaudited) (unaudited) Interest income Debt securities available-for-sale $ 216 $ 234 $ 276 Loans and fees on loans 37,702 42,061 34,483 Other interest earning assets 8,323 2,618 3,131 Total interest income 46,241 44,913 37,890 Interest expense Deposits 15,270 11,813 9,845 Notes and securitizations 9,402 10,254 10,974 Bank and FHLB borrowings 4,343 5,366 3,138 Total interest expense 29,015 27,433 23,957 Net interest income 17,226 17,480 13,933 Provision for credit losses 9,608 8,395 13,505 Net interest income after provision for credit losses 7,618 9,085 428 Noninterest income Dividend income 450 500 1,686 Net loss on loan servicing assets (6,197) (4,192) (3,652) Servicing income 6,385 5,195 5,525 Net gains on sales of loans 26,682 9,505 12,961 Net gain on residuals in securitizations 56,144 — — Net (loss) gain on loans under the fair value option (49,578) 25,591 18,077 Electronic payment processing income 10,404 10,448 10,609 Other noninterest income 9,441 8,806 7,192 Total noninterest income 53,731 55,853 52,398 Noninterest expense Salaries and employee benefits expense 23,096 20,346 21,316 Electronic payment processing expense 4,121 4,505 4,447 Professional services expense 2,603 3,929 3,435 Other loan origination and maintenance expense 6,227 4,097 4,417 Technology expense 2,953 3,052 2,728 Other general and administrative costs 5,263 4,519 4,834 Total noninterest expense 44,263 40,448 41,177 Net income before taxes 17,086 24,490 11,649 Income tax expense 3,685 4,949 2,282 Net income 13,401 19,541 9,367 Dividends to preferred shareholders (1,063) (1,063) (400) Net income available to common shareholders $ 12,338 $ 18,478 $ 8,967 Earnings per Common Share:

Exhibit 99.1 8 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended March 31, 2026 December 31, 2025 March 31, 2025 (unaudited) (unaudited) (unaudited) Basic $ 0.43 $ 0.65 $ 0.36 Diluted $ 0.43 $ 0.65 $ 0.35

Exhibit 99.1 9 Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited) The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three month periods ended have been annualized based on calendar days.

Exhibit 99.1

NewtekOne, Inc. *(dollars and number of shares in thousands)*	**As of and for the three months ended** **March 31, 2026**	**December 31, 2025**	**March 31, 2025**
Return on Average Equity and Tangible Common Equity			
Numerator: Net Income (GAAP)	$13,401	$19,541	$9,367
Dividend on preferred equity	(1,063)	(1,063)	(400)
Numerator: Adjusted net income	12,338	18,478	8,967
Average Total Shareholders' Equity[1]	401,018	392,139	299,308
Return on Average Equity[1]	*12.5%*	*18.7%*	*12.2%*
Deduct: Preferred Stock (GAAP)	48,181	48,181	19,738
Average Common Shareholders' Equity[1]	352,837	343,958	279,570
Return on Average Common Equity	*13.6%*	*19.8%*	*12.7%*
Deduct: Average Goodwill and Intangibles[1]	14,579	14,615	15,130
Denominator: Average Tangible Common Equity[1]	$338,258	$329,343	$264,440
Return on Average Tangible Common Equity[1]	*14.8%*	*22.3%*	*13.8%*
Return on Average Assets			
Numerator: Net Income (GAAP)	$13,401	$19,541	$9,367
Denominator: Average Assets[1]	2,778,792	2,423,378	2,098,325
Return on Average Assets[1]	*1.96%*	*3.20%*	*1.81%*
Efficiency Ratio			
Numerator: Non-Interest Expense (GAAP)	$44,263	$40,448	$41,177
Net Interest Income (GAAP)	17,226	17,480	13,933
Non-Interest Income (GAAP)	53,731	55,853	52,398
Denominator: Total Income	$70,957	$73,333	$66,331
Efficiency Ratio[1]	*62.4%*	*55.2%*	*62.1%*
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$404,691	$397,570	$302,334
Deduct: Goodwill and Intangibles (GAAP)	14,561	14,597	14,711
Numerator: Total Tangible Book Value[1]	$390,130	$382,973	$287,623
Denominator: Total Number of Shares Outstanding	28,846	28,658	26,343
Tangible Book Value Per Share[1]	*$13.52*	*$13.36*	*$10.92*
Tangible Book Value Per Common Share			
Total Tangible Book Value[1]	$390,130	$382,973	$287,623
Deduct: Preferred Stock (GAAP)	48,181	48,181	19,738
Numerator: Tangible Common Book Value[1]	$341,949	$334,792	$267,885
Denominator: Total Number of Shares Outstanding	28,846	28,658	26,343
Tangible Book Value Per Common Share[1]	*$11.85*	*$11.68*	*$10.17*

[1]Non-GAAP financial measure

10